AMENDMENT NO. 3 TO PLAYBOY.COM, INC. PROMISSORY NOTE

                                                                     May 7, 2001

      WHEREAS, on December 29, 2000, Playboy.com, a Delaware corporation (the "Company") issued a promissory note, pursuant to which it promised to pay to the order of Hugh M. Hefner, an individual (the "Holder"), the principal amount of FIVE MILLION Dollars ($5,000,000), together with interest incurred thereon, as therein provided;

      WHEREAS, on February 15, 2001 and March 7, 2001, the Company and the Holder entered into Amendments No. 1 and No. 2, respectively, to the note (the note, as so amended, is referred to herein as the "Note"), in order to, among other things, modify the repayment provisions of the Note; and

      WHEREAS, the Company and the Holder have determined that it is advisable and in their best interests to amend the Note to further modify the repayment provisions as provided herein.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1. Section 2 of the Note is hereby deleted in its entirety and replaced with the following:

"2. REPAYMENT. Except as otherwise provided herein, all principal and interest accrued and unpaid hereunder shall become due on September 27, 2002 (the "Maturity Date"), and shall be payable by the Company to the Holder in full on the Maturity Date; provided that, this Note may be repaid in whole or in part by the Company without penalty or premium at any time and from time to time prior to the Maturity Date. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company. If any payment due hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day in New York."

2. The Company and the Holder hereby acknowledge and agree that this Amendment No. 3 constitutes a valid amendment of the Note pursuant to Section 11 thereof. This Amendment No. 3 may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Except to the extent necessary to implement the change set forth above, the Note shall remain unmodified and in full force and effect. This Amendment No. 3 shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of law provisions thereof. This amendment (and all prior amendments) shall constitute an allonge to the Note and shall be affixed thereto so as to become a part thereof.

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3. For the avoidance of doubt, Holder hereby acknowledges that Holder has, on
March 7, 2001, entered into a Subordination Agreement, by and among Holder, the Company and Lifford International Co. Ltd. ("Lifford") pursuant to which, in accordance with the terms set forth therein, Holder has agreed to subordinate indebtedness of the Company owing to Holder to indebtedness of the Company owing to Lifford.

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            IN WITNESS WHEREOF, the Company and the Holder have caused this
Amendment No. 3 to be signed on the date first set forth above.

                                    /s/ Hugh M. Hefner
                                    -----------------------------
                                    HUGH M. HEFNER

                                    SOLELY WITH RESPECT TO THE
                                    PROVISIONS OF SECTION 1 AND 2

                                    PLAYBOY.COM, INC.


                                    By: /s/ Lawrence Lux
                                    -----------------------------
                                    Lawrence Lux, President